UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest event reported)               March 18, 2005

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                  (617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 18, 2005, Berkshire Income Realty, Inc. (the “Registrant”) entered into an amendment of a Contract of Sale (the “Contract”) initially executed by the Registrant on February 24, 2005 for which the Registrant filed a Current Report on Form 8-K with the Securities and Exchange Commission on March 2, 2005. The Contract was consummated to affect the purchase of 100% of the fee simple interest of Antilles Apartment Homes, a 324 unit multifamily apartment community located in Houston, Texas, from Trivest Westpark L.P. (the “Seller”). The Seller is an unaffiliated third party.

The amendment of the Contract provides for changes to terms set forth in the Contract. The first revision reduces the negotiated purchase price from $10,200,000 to $9,900,000. The terms of payment remain the same and require the purchase price to be paid in cash at closing, subject to normal operating pro rations and adjustments. The second revision accelerates the closing date to March 30, 2005 from the original closing date of no later than April 5, 2005. The third revision deems the Due Diligence Period expired as of March 10, 2005. The original Due Diligence Period was to remain in effect until March 26, 2005. All other material terms and provisions of the Contract remain unchanged.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	Contract of Sale between Trivest Westpark L.P., as seller, and Berkshire Income Realty, Inc., as buyer, dated February 24, 2005.*
Exhibit 10.2	Reinstatement and First Amendment to Contract of Sale dated March 18, 2005.

* Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: March 23, 2005	/s/ David C. Quade
Name: David C. Quade
Title: President and Chief Financial Officer

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